                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                        ---------------------------------
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
               ---------------------------------------------------
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2)

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
                      -------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a- 6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   -------------

(2) Aggregate number of securities to which transaction applies:
                                                                ----------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
                                                     ---------------------------

(5)  Total fee paid:
                    ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:
                                                    ----------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                            ----------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:
                                                  ------------------------------

(3)  Filing Party:
                  --------------------------------------------------------------

(4)  Date Filed:
                ----------------------------------------------------------------

                                     [LOGO]

                    Notice of Annual Meeting of Stockholders
                           to be held on July 2, 2002
                              --------------------

Boca Raton, Florida
May 22, 2002

To the Stockholders of
ACCESS WORLDWIDE COMMUNICATIONS, INC.:

     The Annual Meeting of the Stockholders of ACCESS WORLDWIDE COMMUNICATIONS, INC. (the "Company") will be held at the executive offices of the Company at 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431, at 11:00 a.m., local time, on Tuesday, July 2, 2002, to consider and act upon the following matters:

     1.   To elect four directors, each to serve a one year term;

     2. To act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of common stock available for grant thereunder from 1,429,000 to 1,929,000;

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on May 20, 2002, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

                                      By Order of the Board of Directors,

                                      Richard Lyew

                                      Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

     This Proxy Statement, which will be mailed commencing on or about May 22, 2002, to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Access Worldwide Communications, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on July 2, 2002, at 11:00 a.m., local time, at the Company's executive offices, and at any adjournment or adjournments thereof, for the purposes set forth in such notice. The Company's executive offices are located at 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431.

     Holders of record of issued and outstanding shares of common stock, $.01 par value per share ("Common Stock"), of the Company, as of May 20, 2002 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting as described below. On the Record Date, there were issued and outstanding 9,740,001 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Except as set forth below, abstentions and broker non-votes (as described below) will be counted as present for the purpose of determining the presence of a quorum.

     Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "for" the election, as directors of the Company, of the four nominees named in the proxy to serve until the 2002 annual meeting of stockholders, "for" each of proposals 2 and 3 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

     Directors of the Company are elected by plurality vote. Adoption of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon and present at the meeting in person or by proxy. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or other nominee where such broker or other nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote, and
(ii) the broker or nominee does not have discretionary voting power on such matter. In the case of a broker non-vote or where a stockholder withholds authority from his/her proxy to vote, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter.

     Any proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the proxy.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board has nominated four of the five current directors for re-election at the Meeting. Randall J. Lewis, a current director, has declined to stand for re-election, and accordingly, after the meeting, will cease to be a director, and cease to be a member of the Board committees on which he currently serves. Each director elected will serve until the next annual meeting of stockholders when his or her successor has been elected and qualified or until the director's earlier resignation or removal. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the election of each of the nominees named above unless otherwise instructed in such proxy. In case any of the nominees are unable or decline to serve, the persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares for the remaining nominees. The Board of Directors has no reason to believe that any person named above will be unable or will decline to serve. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD.

     In connection with our recent downsizing through the sale of our Phoenix Marketing Group and Cultural Access Group Divisions, Michael Dinkins, Chairman of the Board of the Company since March 2000, and President and Chief Executive Officer since August 1999, resigned from his position as Chairman of the Board, effective March 4, 2002. Effective March 29, 2002, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer.


     Charles Henri Weil was appointed to the Board on August 9, 2001. Peter
Bewley resigned from the Board on December 12, 2001.

     Information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                                                    Shares of Common
                                                                                       Stock Owned
                                                                                   Beneficially as of       Percent of
Name of Nominee and Biographical Information                                         April 25, 2002            Class
-----------------------------------------------------------------------------     ----------------------    ------------
Liam S. Donohue, 34, has been a director of the Company since December                    3,700                  *
1996.  Since 1998, Mr. Donohue has been a partner of DHM Arcadia Partners, a private equity fund investing in the for-profit education and training industry.  From 1995 through 1998, Mr. Donohue was a principal of Foster
Management Company, a private equity investment firm.  In 1994, he was an
Associate in the Salomon Brothers Corporate Finance Group in London.  From
1989 to 1993, he was an Associate with Booz, Allen and Hamilton, Inc.'s
International Environmental Management Practice and started Booz, Allen's office in Budapest, Hungary.

                                                                                    Shares of Common
                                                                                       Stock Owned
                                                                                   Beneficially as of       Percent of
Name of Nominee and Biographical Information                                         April 25, 2002            Class
--------------------------------------------------------------------------------  ----------------------    ------------
Lee H. Edelstein, 54, has been President and Chief Executive Officer of the              191,093               2.0%
Company's TMS Professional Markets Group ("TMS Group") since March 2002, and a director of the Company since October 1997. Mr. Edelstein is the President of
LHE Consulting, Inc., a business consulting firm, since December 1998. From
January 1997 until December 1998, Mr. Edelstein was President of TMS Group. In
1992, he founded TeleManagement Services, Inc. ("TMS"), a pharmaceutical and healthcare direct marketing and teleservices company acquired by the Company in
January 1997. Prior to founding TMS, Mr. Edelstein worked for Goldline
Laboratories, a division of IVAX Corp., a pharmaceutical company, for eleven years in various management positions including Operations Manager, Director of
Marketing and Vice President of Marketing and Business Development.

Shawkat Raslan, 50, has been Chairman of the Board, President and Chief 20,000
(1) * Executive Officer of the Company since March 2002, and a director of the Company since May 1997. Since June 1983, Mr. Raslan has served as President and
Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service for international clients. Prior thereto, he served as Vice President of Trans Arabian Investment Bank in Bahrain from 1980 to 1983. From 1976 to 1980, Mr. Raslan was a liaison officer and engineer for Turner International, a construction management company. He currently serves as a director of Tiedemann Investment Group, and Integra, Inc., a managed behavioral healthcare services company ("Integra"). Mr. Raslan is the managing partner of Prima Partners LP and Links Venture Partners LP.

Charles Henri Weil, 64, has been a director of the Company since August 551,130
(2) 5.7% 2001. Mr. Weil has served as Chairman and Chief Executive Officer of
Intergestion, an investment banking company based in France since 1989. From
1990 to 2000, Mr. Weil was also a self-employed financial consultant based in Paris, France. In addition to serving as a director of Access Worldwide, Mr.
Weil is a member of the Board of Directors of Integra. He also serves as a director for Dawnay Day & Co. Ltd., an investment and advisory services company based in Great Britain, and Europeenne de Distribution Luxembourg and Europeenne des metaux Luxembourg, both industrial conglomerates located in Luxembourg.

--------------------------
*   Less than one percent.
(1) Includes 5,000 shares of Common Stock presently issuable upon exercise of options.
(2) Mr. Weil has sole dispositive power with respect to the shares. Compania Financiera Tassarina, a company controlled by Mr. Weil, has sole voting power with respect thereto.

     The Board has a Compensation Committee, an Audit Committee, a Capital and Finance Committee and a Nominating Committee.

     The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an officer of the Company. The members of the Compensation Committee are Liam S. Donohue (Chairman), Randall J. Lewis and Charles Henri Weil. The Compensation Committee has a stock option subcommittee ("Stock Option Subcommittee") which administers the Company's stock option plan ("Option Plan") and determines the persons who are to receive options, the number of shares subject to each option and the terms, including the exercise price, of such options. All members of the Compensation Committee currently are members of the Stock Option Subcommittee. The Compensation Committee met three times in 2001.

     The members of the Audit Committee are Messrs. Lewis (Chairman), Donohue, and Weil. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the scope of their examination of the Company's financial statements, the adequacy of internal accounting controls and otherwise performs the duties described in the Audit Committee charter. A copy of the Audit Committee Charter, as amended by the Board of Directors in April 2002, is attached to this Proxy Statement as Annex A. That amendment eliminated the requirement that members of the Audit Committee meet the independence and experience requirements of the National Association of Securities Dealers ("NASD"), in light of the fact that the Common Stock no longer trades on the Nasdaq SmallCap Market. However, all of the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the NASD. The Audit Committee met seven times in 2001.

     The members of the Capital and Finance Committee are Messrs. Lewis (Chairman), Donohue, and Weil. The Capital and Finance Committee reviews the financial condition of the Company so as to counsel the Board on the total financial resources, strength and capabilities of the Company and is authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $1,000,000. The Capital and Finance Committee met four times in 2001.

     The members of the Nominating Committee are Mr. Donohue (Chairman) and Lee Edelstein. The Nominating Committee is authorized to review, approve and recommend to the Board persons for election as directors. In addition, the Nominating Committee will consider written nominations by stockholders, which are submitted to the Chairman of the Nominating Committee and addressed in care of the Secretary, Access Worldwide Communications, Inc., 4950 Communication Avenue, Suite 300, Boca Raton, Florida 33431. The Nominating Committee met twice during 2001.

     All of the then incumbent directors attended at least 75% of the Board of Directors meetings and meetings of the committees on which they serve, except that Mr. Lewis attended two of the three meetings of the Compensation Committee, and Mr. Donohue attended three of the seven meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

     Non-management directors of the Company receive an annual retainer of $15,000, excluding the Chairman. A non-management Chairman, if any, would be entitled to receive an annual retainer of $17,500. In addition, non-management directors of the Company receive fees of $1,000 for each meeting attended in person, $500 for each committee meeting attended on a day other than the day of a full Board of Directors meeting and $500 for each Board of Directors or committee meeting attended via teleconference. New non-management directors of the Company receive options to purchase 10,000 shares of Common Stock at the closing price on the day they are elected while existing non-management directors receive options to purchase 5,000 shares of Common Stock on each annual meeting date. These stock options vest evenly over three years. Mr. Weil received such options on August 9, 2001. In addition, in the event that the Chief Executive Officer is awarded a 100% bonus payment with respect to any fiscal year, each non-management director receives an additional option to purchase 5,000 shares of Common Stock on the date that bonus payment is approved. Directors who are officers of the Company do not receive any additional compensation for serving on the Board. Directors are reimbursed for out-of-pocket expenses related to their duties.

     In addition, as reflected under "Ten Year Options Repricing," below, during 2001, all of the directors other than Mr. Weil and Mr. Lewis participated in the Company's option repricing program.

                               EXECUTIVE OFFICERS

     The Company's executive officers and their ages are as follows:


Name                             Age             Position
-----------------------------    ------------    --------------------------------------------------------------------
Shawkat Raslan                   50              Chairman of the Board, President and Chief Executive Officer

John Hamerski                    51              Executive Vice President and Chief Financial Officer

Barbara Monaghan                 44              Senior Vice President and Chief Operating Officer - AM Medica
                                                 Communications Group

Lee Edelstein                    54              President and Chief Executive Officer - TMS Professional Markets
                                                 Group

Georges Andre                    37              Senior Vice President and President of TelAc Teleservices Group

Richard Lyew                     33              Senior Vice President and Corporate Controller

     Set forth below is information regarding the business experience of each of the Company's executive officers. Information with respect to Messrs. Edelstein and Raslan appears under "Proposal One - Election of Directors," above.

     John Hamerski has been Executive Vice President and Chief Financial Officer of Access Worldwide since July 2000. He joined the Company in November 1997 as Senior Vice President, Financial Planning and Analysis. From March 1995 until November 1997, he worked at Cadmus Communications Corporation, a printing and communications company, most recently as Vice President and Chief Financial Officer for Cadmus Interactive.

     Barbara Monaghan has been Senior Vice President of Access Worldwide and Chief Operating Officer of the Company's AM Medica Communications Group since November 2000. From October 1993 until October 1998, Ms. Monaghan was Vice President and Client Services Director of AM Medica Communications Ltd. ("AMCL"), and continued in such position through November 2000 after the Company purchased AMCL in October 1998.

     Georges Andre has served as Senior Vice President of the Company since June 2001 and as President of the Company's TelAc Teleservices Group ("TelAc") since April 2001. From September 1999 until April 2001, Mr. Andre served as Senior Vice President of Client Services of TelAc. Mr. Andre was the Vice President of Operations at Iowave, Inc., a wireless broadband solutions company, from February 1999 through August 1999. Mr. Andre served as the Senior Vice President of Client Services and Operations for TelAc from July 1998 until January 1999 and as an Account Manager, Senior Account Manager and Vice President, Client Services, respectively, for TelAc, from February 1995 until July 1998, prior to TelAc being acquired by the Company.

     Richard Lyew has been Senior Vice President and Corporate Controller of the Company since July 1999. He served as Assistant Corporate Controller of the Company from May 1998 until July 1999. From November 1996 until May 1998, Mr. Lyew was Acting Manager/Senior Associate at Price Waterhouse LLP (currently known as PricewaterhouseCoopers LLP). From July 1996 to November 1996, Mr. Lyew was Accounting Manager at Chase Manhattan Mortgage Corp., a division of Chase Manhattan Bank. Previously, Mr. Lyew spent five years at Coopers & Lybrand LLP (currently known as PricewaterhouseCoopers LLP), most recently as a Senior Associate. Mr. Lyew is licensed as a certified public accountant in the state of New York.

EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended December 31, 2001, 2000 and 1999, concerning the compensation of the (i) Company's Chief Executive Officer, (ii) four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2001 and who were executive officers as of December 31, 2001 and (iii) individuals who would have been among the four other most highly compensated executive officers for 2001, but they were not serving as executive officers as of December 31, 2001 (the "Named Executive Officers").

                                            SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                    Long Term Compensation Award
                                  --------------------------------------------------    -----------------------------
                                                                      Other Annual      Securities        All Other
                                                                      Compensation      Underlying      Compensation
Name and Principal Position        Year      Salary ($)   Bonus ($)     ($) (1)         Options (#)        ($) (2)
------------------------------    -------    ----------   ---------   --------------    -----------     -------------
Michael Dinkins, Chairman,          2001     $318,000     $100,000    $          --         71,250      $         --
President and Chief                 2000      309,000      100,000               --         10,000             1,450
Executive Officer (3)               1999      233,333           --           55,566 (4)    200,000             4,049

John Hamerski, Executive            2001      180,000       27,500               --         57,250                --
Vice President and Chief            2000      147,500       50,000               --         26,500               505
Financial Officer (5)               1999      115,000       20,000           43,541 (6)      2,000               505

Barbara Monaghan, Senior            2001      200,000           --          230,137          3,850                --
Vice President and Chief            2000      136,300           --          139,578          1,500                --
Operating Officer - AM              1999      114,500           --           78,389          3,000                --
Medica Communications Group (7)

Robert Regazzi, Executive           2001      212,000       84,800               --         38,600             5,084
Vice President and Chief            2000      206,000       63,300               --          4,000             5,815
Operating Officer - Phoenix         1999      162,500       20,000               --          2,000             2,878
Marketing Group (8)

Joseph Macaluso, Executive          2001      215,000           --               --         12,000             3,753
Vice President of Sales (9)         2000      207,500       50,000            8,400          4,000            14,644
                                    1999      200,000           --            8,400          2,000            12,038

Bernard Tronel, Senior Vice         2001      200,000           --               --          8,600                --
President and Chief                 2000      187,500       45,000            6,000          4,000             2,430
Operating Officer -                 1999      175,000       30,000           30,000 (11)    15,000             1,569
Teleservices Group (10)

Georges Andre, Senior Vice          2001      170,000       75,000               --             --                --
President and President of          2000      152,000       40,000               --             --                --
TelAc Teleservices Group (12)       1999      139,367        5,000               --             --                --

--------------------------
(1) Except as set forth in this column, no annual compensation for the Named Executive Officers is reflected because the aggregate values of the perquisites and other personal benefits received by each of the Named Executive Officers for the indicated years were less than the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
(2) Includes contributions made by the Company on behalf of the Named Executive Officers to the Company's 401(k) plan, medical and dental insurance plans, term life/disability insurance plans and other benefits.

(3) In March 2002, Mr. Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer, effective March 29, 2002.
(4)  Mr. Dinkins received $55,566 in moving expenses in 1999.
(5)  Mr. Hamerski became an executive officer in August 2000.
(6)  Mr. Hamerski received $43,541 in moving expense in 1999.
(7) Ms. Monaghan was appointed Chief Operating Officer of AM Medica Communications Group in November 2000.
(8)  Mr. Regazzi resigned from the Company in February 2002.
(9)  Mr. Macaluso resigned from the Company in August 2001.
(10) Mr. Tronel's employment commenced in February 2, 1999. Mr. Tronel ceased being an executive officer in June 2001.
(11) Mr. Tronel received $25,000 in moving expenses and a $5,000 automobile allowance in 1999.
(12) Mr. Andre became an executive officer in April 2001.

OPTION GRANTS IN 2001

     The following table sets forth the grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001. The amounts shown for Mr. Hamerski as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions.

                             OPTION GRANTS IN THE FISCAL YEAR ENDED
                                        DECEMBER 31, 2001
                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                Annual Rates of Stock
                                                                                               Price Appreciation for
                                                     Individual Grants                               Option Term
                                  ---------------------------------------------------------    ------------------------
                                                % of Total
                                   Number of      Options
                                   Securities   Granted to
                                   Underlying    Employees      Exercise
                                   Options       in Fiscal    Price or Base     Expiration          5%           10%
Name and Principal Position        Granted (#)     Year          ($/Sh)            Date            ($)           ($)
------------------------------    -----------    -----------    -----------    ------------    -----------    ---------
Michael Dinkins, Chairman,
President and Chief                       --             --     $       --              --             --           --
Executive Officer (1)

John Hamerski, Executive           50,000(2)          42.0%          $0.81        10/01/11             --           --
Vice President and Chief
Financial Officer

Barbara Monaghan, Senior
Vice President and Chief                  --             --             --              --             --           --
Operating Officer - AM
Medica Communications Group

Robert Regazzi, Executive
Vice President and Chief                  --             --             --              --             --           --
Operating Officer - Phoenix
Marketing Group (3)

Joseph Macaluso, Executive
Vice President of Sales (4)               --             --             --              --             --           --

Bernard Tronel, Senior Vice
President and Chief                       --             --             --              --             --           --
Operating Officer -
Teleservices Group (5)

Georges Andre, Senior Vice
President and President of                --             --             --              --             --           --
TelAc Teleservices Group

--------------------------
(1) In March 2002, Mr. Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer, effective March 29, 2002.
(2) The options were granted pursuant to the Option Plan (see "Proposal 2 - Approval of An Amendment to the Company's 1997 Stock Option Plan"). All of the options vest and become exercisable over five (5) years and have terms of ten years.
(3) Mr. Regazzi resigned from the Company in February 2002.
(4) Mr. Macaluso resigned from the Company in August 2001.
(5) Mr. Tronel ceased being an executive officer in June 2001.

       AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END 2001 OPTION VALUES

     The following table sets forth information regarding option exercises and the number and year-end value of unexercised options to purchase Common Stock held at December 31, 2001 by each of the Named Executive Officers.

                                                                Number of Securities            Value of Unexercisable
                                                               Underlying Unexercised            In-the Money Options
                                                             Options at Fiscal Year-End         At Fiscal Year-End (1)
                                                           -------------------------------    ---------------------------
                                 Shares        Value
                               Acquired on    Realized
Name and Principal Position    Exercise (#)      ($)       Exercisable       Unexercisable    Exercisable   Unexercisable
---------------------------    -----------    ---------    ------------     --------------    ----------    -------------
Michael Dinkins, Chairman,
President and Chief
Executive Officer (2)              --            --             84,948            196,302          --              --

John Hamerski, Executive
Vice President and Chief           --            --              6,402             79,348          --              --
Financial Officer

Barbara Monaghan, Senior
Vice President and Chief           --            --                 --              3,850          --              --
Operating Officer - AM
Medica Communications
Group

Robert Regazzi, Executive
Vice President and Chief           --            --                801             39,799          --              --
Operating Officer -
Phoenix Marketing Group
(3)

Joseph Macaluso, Executive
Vice President of Sales (4)        --            --              2,403             15,597          --              --

Bernard Tronel, Senior
Vice President and Chief           --            --              2,003             11,597          --              --
Operating Officer -
Teleservices Group (5)

Georges Andre, Senior
Vice President and                 --            --              1,402              2,098          --              --
President, TelAc
Teleservices Group

--------------------------
(1) In-the-money options are those options where the then fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.
(2) In March 2002, Mr. Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer, effective March 29, 2002.
(3) Mr. Regazzi resigned from the Company in February 2002.
(4) Mr. Macaluso resigned from the Company in August 2001.
(5) Mr. Tronel ceased being an executive officer in June 2001.

                           TEN YEAR OPTIONS REPRICING

     On February 27, 2001, the Board of Directors of the Company approved a voluntary stock option cancel and re-grant program. The program provided employees and the Company's directors with the opportunity to cancel all or a portion of their existing and outstanding stock options granted to them before March 31, 2001, in exchange for a new grant to be awarded to them at a future date. The new options were issued in October 2001 and the exercise price of the new options was based on the trading price of the Common Stock on the date the new options were granted. As a result, 558,850 options with exercise prices ranging from $1.25 to $12.00 per share were forfeited and the Company granted 413,250 new options at an exercise price of $0.81 per share, the fair market value on the date of the grant. The exchange program was designed to comply with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." The following table sets forth information concerning the cancellation and re-grant of options to the Company's directors and the Named Executive Officers.

                                                                       MARKET       ORIGINAL                       LENGTH OF
                                                          NUMBER      PRICE OF      EXERCISE                    ORIGINAL OPTION
                                        NUMBER OF           OF        STOCK AT      PRICE AT         NEW         TERM REMAINING
                        REPRICING      RELINQUISHED      REPRICED     TIME OF       TIME OF        EXERCISE        AT DATE OF
   OPTION HOLDER           DATE          OPTIONS         OPTIONS      REPRICING     REPRICING       PRICE          REPRICING
--------------------    ----------    ---------------    ---------    ----------    -----------    ---------    -----------------
Directors
--------------------
Peter Bewley (1)         10/2/01           5,000          1,250         $0.810        $8.750         $0.810     7 years, 5 months
Liam Donohue             10/2/01          10,000          5,000         $0.810        $6.500         $0.810     7 years, 1 month
                         10/2/01          20,000         16,000         $0.810        $2.094         $0.810     8 years
                         10/2/01           5,000          4,000         $0.810        $2.375         $0.810     8 years, 5 months
Lee Edelstein            10/2/01           5,000          4,000         $0.810        $2.375         $0.810     8 years, 5 months
                         10/2/01           5,000          1,250         $0.810       $12.000         $0.810     6 years, 1 month

Shawkat Raslan           10/2/01           5,000          1,250         $0.810        $8.750         $0.810     7 years, 5 months
                         10/2/01          20,000         16,000         $0.810        $2.094         $0.810     8 years
                         10/2/01           5,000          4,000         $0.810        $2.375         $0.810     8 years, 5 months


Officers
--------------------
Michael Dinkins (2)      10/2/01          50,000         25,000         $0.810        $5.000         $0.810     5 years, 10 months
                                          10,000          2,500         $0.810       $12.000         $0.810     5 years, 10 months
                                          25,000          6,250         $0.810       $12.000         $0.810     6 years
                                          75,000         37,500         $0.810        $6.500         $0.810     7 years, 1 month
John Hamerski            10/2/01           7,500          3,750         $0.810       $12.000         $0.810     6 years, 5 months
                         10/2/01           5,000          3,500         $0.810        $6.500         $0.810     7 years, 1 month
Barbara Monaghan         10/2/01           1,000            500         $0.810        $8.750         $0.810     7 years, 5 months
                         10/2/01           2,000          2,000         $0.810        $1.250         $0.810     8 years
                         10/2/01           1,500          1,350         $0.810        $2.375         $0.810     8 years, 5 months
Bernard Tronel (3)       10/2/01          10,000          5,000         $0.810        $8.875         $0.810     7 years, 6 months
                         10/2/01           4,000          3,600         $0.810        $2.375         $0.810     8 years, 5 months
Robert Regazzi (4)       10/2/01          50,000         35,000         $0.810        $5.000         $0.810     6 years, 11 months
                         10/2/01           4,000          3,600         $0.810        $2.375         $0.810     8 years, 5 months
Joseph Macaluso(5)       10/2/01          12,000         12,000         $0.810       $11.000         $0.810     6 years, 1 month

(1)  Mr. Bewley resigned from the Company in December 2001.
(2) In March 2002, Mr. Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer, effective March 29, 2002.
(3)  Mr. Tronel ceased being an executive officer in June 2001.
(4)  Mr. Regazzi resigned from the Company in February 2002.
(5)  Mr. Macaluso resigned from the Company in August 2001.

EMPLOYMENT ARRANGEMENTS

     The Company entered into employment arrangements with the Named Executive Officers, as well as with Shawkat Raslan, as described below. In March 2002, Michael Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief

Executive Officer, effective March 29, 2002. Robert Regazzi resigned from the Company in February 2002 after the sale by Company of its Phoenix Marketing Group Division. Joseph Macaluso resigned from the Company in August 2001, and Mr. Tronel ceased being an executive officer of the Company in June 2001.

     All of those employment arrangements provide or provided, as the case may be, for, among other things, (i) non-compete and non-disclosure agreements; and
(ii) other than in Mr. Regazzi's and Mr. Tronel's employment agreements, the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him for the period of time set forth therein. Each agreement also provides for health insurance and other benefits.

     The Company entered into a four-year employment agreement, effective as of July 29, 1999, with Michael Dinkins, who served as the Chairman of the Board, President and Chief Executive Officer of the Company until March 2002. The agreement, as amended on December 21, 2000, provided for, among other things, Mr. Dinkins to receive an initial annual base salary of $300,000, plus an annual incentive bonus of up to 50% of his then current annual base salary based upon the achievement of certain quantitative and qualitative goals to be mutually agreed upon by Mr. Dinkins and the Compensation Committee. In addition, Mr. Dinkins was eligible to receive merit increases in his annual base salary as determined by the Compensation Committee. Upon his resignation in March 2002, Mr. Dinkins became entitled to receive severance benefits under the terms of the agreement consisting of (i) severance pay equal to twice his then annual base salary plus a prorated share of Mr. Dinkins' bonus earned based on the bonus criteria set by the Board of Directors and (ii) for a period of 18 months following the termination, on behalf of Mr. Dinkins and his dependents and beneficiaries, such medical and dental benefits, life insurance, short-term disability insurance and long-term disability insurance as the Company was providing to Mr. Dinkins at the time of termination. In connection with Mr. Dinkins' resignation from the Company, in March 2002, he agreed to receive his severance pay in an amount equal to 1.8 times his annual base salary, instead of twice his base salary as called for under the terms of his employment agreement, for a period of 22 months, instead of the 24 month period called for under the terms of his employment agreement. Mr. Dinkins' salary at the time of his resignation was $318,000.

     Following the resignation of Mr. Dinkins, the Company entered into a two-year employment agreement, effective as of March 30, 2002, with Shawkat Raslan as President and Chief Executive Officer of the Company. The agreement provides for an initial annual base salary of $150,000, plus an annual incentive bonus of up to 50% of his base salary based on the achievement of certain quantitative and qualitative goals established by the Compensation Committee of the Board of Directors. In addition, Mr. Raslan is eligible to receive merit increases in his annual base salary as determined in the discretion of the Board of Directors. The Company or Mr. Raslan may terminate his employment, without the payment of any amount, upon 30 days' written notice.

     The Company entered into a three-year employment agreement, effective as of December 5, 2000, with John Hamerski, Executive Vice President and Chief Financial Officer, which provides for, among other things, Mr. Hamerski to receive an initial annual base salary of $180,000, plus an annual incentive bonus of up to 40% of his then current annual base salary based upon the achievement of quantitative and qualitative goals established by the Chief Executive Officer of the Company. In addition, Mr. Hamerski is eligible to receive merit increases in his annual base salary as determined by the Chief Executive Officer. Mr. Hamerski's current annual base salary is $180,000. If Mr. Hamerski's employment is terminated within two years after a change of control (as defined therein), with specified exceptions, he is entitled to receive (i) an amount equal to his then current annual base salary, and (ii) a bonus of 40% of his then current annual base salary, prorated to the date of termination; provided, that the target goals established by the Chief Executive Officer have been met or are reasonably on track to be met. If Mr. Hamerski's employment is terminated without cause and he is not otherwise entitled to the termination payment described above, he is entitled to receive continuing payments of his then current annual base salary for a period of one year.

     The Company entered into a five-year employment agreement, effective as of October 17, 1997, with Joseph Macaluso, Executive Vice President of Sales until August 2001, which provided for, among other things, Mr. Macaluso to receive an initial annual base salary of $150,000, plus an annual incentive bonus of up to 20% of his then current annual base salary based upon the achievement of certain financial performance goals established by the Company's Chief Executive Officer. In addition, Mr. Macaluso was eligible for merit increases in his annual base salary as determined by the Company's Chief Executive Officer. Under the agreement, Mr. Macaluso was granted an option to purchase 12,000 shares of the Common Stock, which vested equally over two years. His annual salary at the time of his resignation was $215,000.

     From January through June 2001, Mr. Tronel's employment relationship with the Company was governed by an employment agreement, effective March 29, 1999. Under that agreement, Mr. Tronel received an annual base salary of $200,000, plus an annual incentive bonus of up to 40% of his annual base salary based upon the attainment of certain qualitative and quantitative goals established by Mr. Tronel and the President of the Company's TMS Professional Markets Group. The Company entered into a consulting agreement, effective July 1, 2001, with Bernard Tronel, whereby Mr. Tronel serves as advisor to the Chief Executive Officer of the Company on telemarketing related matters. The agreement provides for compensation through October 11, 2002 at an annual rate of $200,000.

     The Company entered into an employment arrangement, effective as of June 20, 2001, with Robert Regazzi, Executive Vice President and Chief Operating Officer of the Company's Phoenix Marketing Group ("PMG"). The agreement provided for an initial annual base salary of $212,000, plus an annual incentive bonus of up to 40% of his annual base salary based upon the attainment of certain qualitative and quantitative goals established by the Chief Executive Officer of the Company. In addition, under that agreement, Mr. Regazzi was eligible to receive options to purchase up to 4,000 shares of Common Stock per year. The agreement also provided that Mr. Regazzi was entitled to receive reimbursement of all business related expenses and benefits similar to those made available to similarly situated employees of the Company. Prior to June 20, 2001, Mr. Regazzi's employment relationship with the Company was governed by an employment agreement, effective September 1, 1998. Under that agreement, Mr. Regazzi received an annual base salary of $212,000, plus an annual incentive bonus of between $5,000 and $10,000 based upon the attainment of certain short-term goals established by Mr. Regazzi and the President of PMG.

     The Company has entered into a five-year employment agreement effective as of April 12, 1999, with Barbara Monaghan, Senior Vice President and Chief Operating Officer of AM Medica, at an initial annual base salary of $200,000, subject to annual review, plus commission payments based on gross sales in an amount ranging from 2% to 5% of gross sales. In addition, under this agreement, Ms. Monaghan was granted an option to purchase 1,000 shares of Common Stock, which vests equally over five years, as well as additional options to purchase 4,000 shares of Common Stock annually thereafter. Under the agreement, if Ms. Monaghan's employment is terminated by the Company during the five-year term for any reason other than cause, Ms. Monaghan will be entitled to receive an amount equal to three months of her then current annual base salary plus an amount equal to two months of her then current annual base salary for each year of service with the Company, the total payments of which are not to exceed twelve months of her then current annual base salary.

     The Company entered into a two-year employment agreement with Lee Edelstein effective March 4, 2002, pursuant to which Mr. Edelstein serves as President and Chief Executive Officer of the Company's TMS Professional Markets Group. Under that agreement Mr. Edelstein is required to spend, together with his obligations under the consulting agreement with the Company described under "Certain Relationships and Related Party Transactions," below, a total of four days per week working for the Company. The agreement provides for an annual base salary of $100,000 and for Mr. Edelstein to be eligible for a bonus in the discretion of the Board of Directors of the Company. Mr. Edelstein is also entitled to an automobile allowance of $800 per month. Under the agreement, Mr. Edelstein's employment may be terminated by the Company or Mr. Edelstein at any time upon thirty (30) days' written notice upon which termination Mr. Edelstein would be entitled to receive all salary and other benefits accrued to the date of termination and any unpaid expense reimbursements. In the event Mr. Edelstein's employment is terminated by the Company, all options granted to him by the Company would become fully vested. Mr. Edelstein also has other arrangements with the Company as described below under "Certain Relationships and Related Party Transactions."

     The Company has an arrangement with Georges Andre, Senior Vice President and President of the Company's TelAc Teleservices Group ("TelAc"), whereby he receives an annual salary of $170,000 and a bonus of up to 30% of his base salary based on the performance of TelAc. The Company has never paid any dividends.

                                PERFORMANCE GRAPH

     The Company's Common Stock began trading on the Nasdaq National Market System on February 13, 1998 when its initial public offering commenced. The following performance graph shows the total return to stockholders of an investment in the Company's Common Stock as compared to an investment in (i) the Nasdaq Composite Index and (ii) a peer group made up of Boron, LePore & Associates, Inc., Catalina Marketing Corporation, Parexel International Corporation, and Quintiles Transnational Corp. (the "Peer Group") for the period commencing February 13, 1998 and ending December 31, 2001. The data assumes that $100 was invested on February 13, 1998 in each of the Company's Common Stock, the Nasdaq Composite Index and companies in the Peer Group Index (on a weighted market value basis) and that all dividends were reinvested. The Company has never paid any dividends.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                           THE NASDAQ COMPOSITE INDEX,
                              THE PEER GROUP INDEX,
                    AND ACCESS WORLDWIDE COMMUNICATIONS, INC.

                                    2/13/1998        12/31/1998        12/31/1999       12/31/2000        12/31/2001
                                   -------------    -------------     -------------    -------------     -------------

AWWC                                 $100.000         $ 69.79           $ 19.89          $  5.21           $   5.00
Peer Group                           $100.000         $103.52           $ 70.14          $ 75.91           $  58.48
Nasdaq Composite Index               $100.000         $128.20           $237.91          $144.44           $ 114.03

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") and the Stock Option Subcommittee are composed of three outside directors, and are responsible for administering the Company's executive compensation program.

     The Company's executive compensation program is intended to attract, motivate and retain key executives who are capable of leading the Company effectively and fostering its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. The Committee's compensation philosophy is based upon the belief that success of the Company results from the coordinated efforts of all Company employees working as a team to achieve objectives of providing superior services to the Company's clients and maximizing the Company's value for the benefit of its stockholders.

     The Committee reviews significant qualitative components in evaluating the individual performance of each executive officer. These components include such executive officer's leadership, teambuilding and motivation skills, adaptability to rapid change, and ability to assimilate new technical knowledge to meet the demands of the Company's clients. In this qualitative evaluation, the Committee exercises its collective judgment as to the executive officer's contributions to the growth and success of the Company during the prior year and the expected contributions of such executive officer in the future.

     BASE SALARY. Base salary is determined by level of responsibility and individual performance as well as by the need to provide a competitive package that allows the Company to attract and retain key executives. After reviewing individual and Company performance, the Chief Executive Officer makes recommendations to the Committee concerning executive officer's base salary. The Committee reviews and, with any changes it deems appropriate, approves these recommendations. Only a limited number of executive officers received increases in base salary for 2001 in light of the company's plans to downsize by attempting to dispose of portions of its business.

     EXECUTIVE BONUSES. Bonuses provide the opportunity for executive officers to earn as additional compensation, a percentage of the executive officer's annual base salary by achieving the Company's strategic and financial performance goals. The bonuses are based on the achievement of quantitative and qualitative goals which are established by the Chief Executive Officer and reviewed and approved by the Committee.

     The key components in determining the amount of such bonuses include the financial performance of the Company and the progress of the Company in achieving its long-term strategic objectives. The judgment of each member of the Committee and the Chief Executive Officer, in the case of other executive officers, as to the impact of the individual or the support of the individual to his or her team on the financial performance and strategic progress of the Company also are considered.

     STOCK OPTIONS. The Option Plan is administered by the Stock Option Subcommittee. The Stock Option Subcommittee consists of the current members of the Compensation Committee.

     The Board of Directors and Stock Option Subcommittee believe that long-term incentive compensation in the form of stock options is the most effective way of making executive compensation dependent upon increases in shareholder value. In addition, the Stock Option Subcommittee believes that stock option grants are an effective means of attracting and retaining qualified key executives, an essential element in the Company's highly regulated and client relationship-driven industry. The Company's

Option Plan provides the means through which executives can build an investment in Common Stock, which aligns such executive officers' economic interest with the interest of stockholders.

     The exercise price of each option has been the market price of the Common Stock on the date of grant. The grants provide for a delayed vesting period and have a ten-year term. The Committee believes that stock options give the executive officers incentives throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders, both on the long-term, as well as a short-term basis.

     In determining the number of options to grant to executive officers, the Committee considers the same factors as it does in determining the other components of compensation. The recommendation of the Chief Executive Officer is significant in determining awards to persons other than himself.

     DECISIONS REGARDING 2001 COMPENSATION. During 2001, the Company worked to position various operations for potential sale. The Company was successful in negotiating agreements for the disposition of two divisions, Phoenix Marketing Group and the Cultural Access Group, both of which transactions closed in the first quarter of 2002. The Company's performance for the year 2001 included EBITDA substantially similar to that for 2000, despite the fact that the Company experienced a significant loss of revenues as a result of the cancellation of medical meetings it had organized or anticipated organizing, as a result of the tragic events of September 11, 2001, and despite the Company devoting a substantial amount of resources in 2001 to the sale of portions of its business. The Company was also successful in retaining its key clients in 2001. With respect to non-financial performance, management continued to implement its leadership model, which embodies principle-centered leadership that addresses clients, employees and the community.

     Based on the foregoing, the Committee awarded bonuses for 2001 to those of the Named Executive Officers eligible for bonuses, which ranged from 25% to 100% of targeted bonus amounts.

     During 2001, the compensation of Mr. Dinkins, the President and Chief Executive Officer of the Company, was based upon the Committee's assessment of the Company's financial performance as outlined above and its non-financial performance against criteria that were established at the beginning of fiscal year 2001.

     For 2001, Mr. Dinkins' salary was held at the prior year's level. Mr. Dinkins was awarded a bonus of $100,000 or 64% of his targeted bonus amount, the same amount as his bonus for 2000, as a result of the Company's results for the year not representing increases over 2000.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1.0 million to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under section 162(m) will not be subject to the deduction limit. The Company intends to conform its executive compensation arrangements with such requirements.

     The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executive officers who will maximize value for the Company's stockholders.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                            Liam S. Donohue, Chairman
                                Randall J. Lewis
                               Charles Henri Weil

                          REPORT OF THE AUDIT COMMITTEE

     Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     In fulfilling its responsibilities, the Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP their independence from the Company and has considered whether the provision of non-audit services to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                 Liam S. Donohue
                           Randall J. Lewis, Chairman
                               Charles Henri Weil

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE AUDIT COMMITTEE REPORT, ABOVE, AND THE COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT PRECEDED THAT REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

AUDIT FEES

     PricewaterhouseCoopers LLP, advised the Audit Committee that its fees for audit services to the Company during the Company's fiscal year ended December 31, 2001 were $202,500.

ALL OTHER FEES

     PricewaterhouseCoopers LLP, advised the Audit Committee that its fees for other services to the Company during the Company's fiscal year ended December 31, 2001 totaled $93,250 and included $36,750 for audits of the Company's benefit plans, $20,000 in connection with the audit of the Company's AM Medica subsidiary and $35,500 in connection with the proxy statement relating to the sale of PMG. Other services include evaluating the effects of various accounting issues and changes in professional standards on the Company's financial statements. PricewaterhouseCoopers LLP advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, PricewaterhouseCoopers LLP has confirmed that it was an independent accountant with respect to the Company within the meaning of the Exchange Act and the requirements of the Independence Standards Board.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended December 31, 2001, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements, except that, through inadvertence, Lee Edelstein, John Hamerski, David Morse, Peter Bewley, Robert Regazzi and Mary Sanchez each filed a Form 5 shortly after the filing deadline therefor.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AGREEMENTS WITH LEE H. EDELSTEIN

     TLM Holdings Corp., a wholly-owned subsidiary of the Company ("TLM Holdings"), Lee H. Edelstein, President and Chief Executive Officer of the Company's TMS Professional Markets Group since March 2002, and a director of the Company, and TeleManagement Services, Inc. ("TeleManagement"), which was then owned primarily by Mr. Edelstein, entered into an agreement dated January 1, 1997, as subsequently amended (the "TeleManagement Agreement"), whereby TLM Holdings purchased substantially all of the assets of TeleManagement. The purchase price for the assets was as follows: (i) $6,500,000 in cash, (ii) the issuance by TLM Holdings of a 6% convertible subordinated promissory note (current interest rate is 10% due to a default under such note by TLM Holdings), in the principal amount of $1,300,000, which was subsequently assigned by TeleManagement to Mr. Edelstein, payable in the following manner: (i) all unpaid accrued interest is payable on January 15th of each year, commencing on January 15, 1998, until the note is paid in full, and (ii) the principal amount is payable in three equal installments of $433,334 on January 15, 1998, January 15, 1999 and on the date which is ten days following the date of the payment in full of all amounts owed by the Company to Bank of America, N.A. under the Company's Credit Agreement with Bank of America, N.A.; and (iii) certain additional contingent payments of cash and common stock of TLM Holdings payable to Mr. Edelstein over a three-year period dependent upon the achievement of certain financial and operational goals.

     Mr. Edelstein entered into a consulting agreement, effective May 10, 1999 and amended effective March 4, 2002, with TLM Holdings, to provide consulting services with respect to marketing and sales activities, and to support the executive management of TMS. The agreement provides for, among other things,

(i) a term through February 29, 2004, (ii) Mr. Edelstein to devote 20% of his business time (not less than four days per month) to provide the required services, and (iii) the payment of (a) $75,000 annually (through March 3, 2002),
(b) $12,917 per month from March 4, 2002 through December 31, 2002 and (c) $6,667 per month thereafter until the termination of the Agreement.

AGREEMENTS WITH ANN M. HOLMES

     The Company, Ms. Holmes and AM Medica Communications, Ltd., which was then owned primarily by Ms. Holmes ("AM Medica") entered into an agreement dated October 24, 1998, ("AM Medica Agreement"), whereby the Company purchased all of the issued and outstanding shares of AM Medica. The purchase price for the shares was as follows: (i) $20,000,000 in cash, (ii) the issuance by the Company of a 6.5% subordinated promissory note in the original principal amount of $5,500,000, as amended to decrease the principal amount to $5,219,000, payable in the following manner: (a) consecutive monthly payments of $150,000 payable on the first day of each month, (b) two additional payments of $250,000 each, payable on May 25, 2000 and October 25, 2000, and (c) the remaining principal amount and any outstanding accrued and unpaid interest thereon, payable on October 1, 2003; and (iii) certain additional contingent payments of cash and common stock of the Company payable to Ms. Holmes over a three-year period dependent upon the achievement of certain financial and operational goals. In 2001, Ms. Holmes received payments of $1,800,000 pursuant to the Subordinated Promissory Note.

     Additionally, effective February 14, 2001, as amended, effective April 1, 2002, the Company entered into a agreement with Ms. Holmes whereby Ms. Holmes is to provide consulting services and support to AM Medica. The agreement provides for, among other things, (i) a term through May 31, 2003 and (ii) a monthly consulting fee payable to Ms. Holmes of $15,000 through December 31, 2002, and $10,000 through May 31, 2003.

LEASE AGREEMENT

     PM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("PM"), has entered into a 10-year triple net lease agreement with Phoenix Realty Partners, a New Jersey Partnership ("Phoenix Realty"), which is comprised of Joseph Macaluso and Douglas Rebak, former officers of the Company, whereby PM is leasing an aggregate of approximately 102,000 square feet of combined office, warehouse and other space for an aggregate base rent of $662,860 per year during the first five years of the term, and $786,760 per year during years six through ten. The lease on this property was assigned by the Company in connection with the sale of the PMG in February 2002.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 25, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock (based on a review of filings with the Securities and Exchange Commission), (ii) each Named Executive Officer; and
(iii) all of the Company's current directors and executive officers as a group. The beneficial ownership of the Company's Common Stock with respect to the directors appears under the caption "Proposal One - Election of Directors," above. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

                                                                      Amount and Nature of
Name and Address of Beneficial Owner                                  Beneficial Ownership         Percent of Class
---------------------------------------------------------------    ---------------------------    -------------------
Michael Dinkins, Chairman, President and Chief Executive                           91,948 (2)             *
Officer (1)


John Hamerski, Executive Vice President and Chief Financial                        13,532 (3)              *
Officer

Barbara Monaghan, Senior Vice President and Chief Operating                            --
Officer - AM Medica Communications Group

Robert Regazzi, Executive Vice President and Chief Operating                       30,801 (5)              *
Officer - Phoenix Marketing Group (4)

Joseph Macaluso, Executive Vice President of Sales                                178,466 (7)            1.8%
(6)

Bernard Tronel, Senior Vice President and Chief Operating                           4,003 (9)              *
Officer - Teleservices Group (8)

Georges Andre, Senior Vice President, Access Worldwide and                          7,402 (10)             *
President of TelAc Teleservices Group

All directors and executive officers as a group (8 persons)                       788,559 (12)           8.1%
(11)

Compania Financiera Tassarina S.A.                                                551,130 (13)           5.7%
8 Calle Aquilino de la Guardia
Panama City, Panama

R&R Opportunity Fund L.P.                                                             493,500            5.1%
1250 Broadway, 14th Floor
New York, N.Y. 10001


-----------------------

*    Less than one percent.
(1) In March 2002, Mr. Dinkins resigned from his position as Chairman of the Board. In addition, the Company and Mr. Dinkins agreed to an amicable termination of his role as President and Chief Executive Officer, effective March 29, 2002.
(2) Includes 84,948 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(3) Includes 6,402 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(4)  Mr. Regazzi resigned from the Company in February 2002.
(5) Includes 801 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(6)  Mr. Macaluso resigned from the Company in August 2001.
(7) Includes 2,403 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002 and 10,000 shares owned by Mr. Macaluso's wife.
(8)  Mr. Tronel ceased being an executive officer in June 2001.

(9) Includes 2,003 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(10) Includes 1,402 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(11) Only includes current executive officers and directors.
(12) Includes 14,206 shares of Common Stock issuable upon options presently exercisable or exercisable within 60 days after April 25, 2002.
(13) According to a Schedule 13D, dated September 17, 1999, filed by Compania Financiera Tassarina, S.A. ("Compania"), Compania has sole voting and no dispositive power over all 551,130 shares and Charles Henri Weil has no voting power and sole dispositive power over all 551,130 shares.

             PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                                1997 OPTION PLAN

GENERAL

     In April 2002, the Board of Directors of the Company unanimously approved, subject to stockholder approval, an amendment to the Company's 1997 Option and Incentive Plan (the "Option Plan") to increase the number of shares of Common Stock that may be issued under the Option Plan from 1,429,000 to 1,929,000 (the "Plan Amendment"). A copy of the Option Plan, reflecting the Plan Amendment, is attached hereto as Annex B. The Board of Directors recommends that the stockholders approve the Plan Amendment.

     The Option Plan was adopted in May 1997, prior to the Company's initial public offering, by the Board of Directors and stockholders of the Company. The Option Plan was amended in May 1999 to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 to 1,300,000 shares. In March 2001, the Option Plan was amended, again, to increase the number of shares of Common Stock reserved for issuance thereunder to 1,429,000.

     Under the Option Plan, the eligible participants in the Option Plan (the "Participants") may be granted non-qualified stock options and incentive stock options.

     The Option Plan plays an important role in the Company's efforts to attract and retain executive officers, directors, consultants and other personnel of outstanding ability and to align the interests of these persons with those of the stockholders of the Company.

     A total of 1,429,000 shares of Common Stock are authorized for grant under the Option Plan. Of this total, as of April 17, 2001, no shares of Common Stock have been issued upon the exercise of previously issued options, 1,144,750 shares of Common Stock are issuable pursuant to the exercise of options currently outstanding (excluding options that were cancelled as a result of the termination of employment of the recipients thereof or those surrendered as part of the Company's re-grant program) and 284,250 shares of Common Stock are allocated for future stock option issuances under the Option Plan.

     As of April 17, 2002, approximately 900 employees of the Company were eligible to receive grants under the Option Plan.

ADMINISTRATION

     The recipients and the types, amounts and terms of awards made under the Option Plan are determined by, and the Option Plan is administered by, the Stock Option Subcommittee of the Compensation Committee of the Board of Directors of the Company (the "Stock Option Subcommittee"). The Stock Option Subcommittee has the authority to take all administrative actions with respect to the Option Plan that it deems necessary or advisable. The Stock Option Subcommittee consists of Liam Donohue, Randall J. Lewis and Charles Henri Weil.

PURPOSE OF PLAN AMENDMENT

     There is only a limited number of shares of Common Stock that remain available for issuance under the Option Plan. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the number of shares of Common Stock that may be granted under the Option Plan so that the Company will be able to continue to (i) attract highly qualified individuals for positions with the Company and (ii) reward and motivate executive officers, other officers and employees, consultants and other persons who provide services to the Company with compensation in a form allowing them to participate in the growth of the Company.

     The Option Plan is summarized below. This summary is qualified in its entirety by the terms of the Option Plan, a copy of which, including the proposed Plan Amendment, is attached to this Proxy Statement as Annex B.

SUMMARY OF THE OPTION PLAN

     ELIGIBILITY. Options under the Option Plan may be granted to key employees of the Company or any of its affiliates, including officers or directors, and to consultants and other individuals providing services to the Company or any of its affiliates (collectively the "Participants"). The maximum number of options that may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 150,000 shares.

     TYPES OF AWARDS. The types of awards that may be made under the Option Plan are either (i) options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options.

     EXERCISABILITY. Options may, in the discretion of the Stock Option Subcommittee, be made to vest and become exercisable in specified installments. The Stock Option Subcommittee may also accelerate the exercisability of options issued under the Option Plan upon the occurrence of certain events, including a merger which results in a change of control of the Company or a sale or transfer of substantially all of the assets of the Company. Payment of the option price upon exercise may be made by certified or bank cashier's check, or by the tender of shares of Common Stock then owned by the Participant.

     EXERCISE PRICE. The exercise price of options, as determined by the Stock Option Subcommittee, may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any Participant who owns shares representing more than 10% of the total combined voting power of the outstanding securities of the Company or of any affiliate of the Company, the exercise price per share of any incentive stock option may not be less than 110% of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any one calendar year, may not exceed the limitations in Section 422(d) of the Internal Revenue Code.

     TRANSFERABILITY. Options granted pursuant to the Option Plan are not transferable, except (i) by will or the laws of descent and distribution in the event of death, and (ii) that the Stock Option

Subcommittee may, in its discretion, provide that options held by a Participant may be transferred to or for the benefit of a member of the Participant's immediate family or to a tax-exempt charitable organization.

     TERMINATION OF PARTICIPANT. Options may not be exercised by a Participant who has ceased to be in the employ of the Company, except that (i) if the Participant's employment is terminated by the Company or a subsidiary, or due to disability or retirement under any retirement plan maintained by the Company or any affiliate, then the options held by that Participant which were exercisable at the time of termination may be exercised during the three month period following termination (in the event of the death of the Participant during such three month period, transferees of the Participant's rights may exercise the options during the one year period following the date of the Participant's death), and (ii) in the event of the death of the Participant while employed, all options held by the participant become exercisable in full and transferees of the Participant's rights may exercise such options during the one year period following the date of the Participant's death.

     RIGHTS PRIOR TO EXERCISE. An option holder will have no rights as a stockholder with respect to any shares of Common Stock covered by options issued under the Option Plan until the option holder becomes a holder of record of such shares of Common Stock, and shall not be entitled to any dividends or distributions or other rights in respect of such shares of Common Stock for which the record date is prior to the date on which the option holder becomes the holder of record thereof.

     WITHHOLDING TAXES. Under the Option Plan, the Company has the right to require that, as a condition to issuing shares of Common Stock upon the exercise of options, the Participant pay the amount requested by the Company to satisfy withholding of any foreign, federal, state or local taxes required by law.

     TERMINATION AND AMENDMENT. Unless terminated earlier by the Board of Directors, the Option Plan will expire on, and no awards under the Option Plan may be made after, May 1, 2007. The Board of Directors has the right at any time to amend the Option Plan or options outstanding thereunder without the consent of Participants or the Company's stockholders, provided that no such action may adversely affect the rights of a Participant under any options held by that Participant.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines certain United States federal income tax consequences of participation in the Option Plan. Individual circumstances may cause these results to vary. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Option Plan.

     FEDERAL INCOME TAX TREATMENT OF INCENTIVE STOCK OPTIONS. A Participant will not recognize taxable income on the grant or the exercise of incentive stock options (although the exercise of an incentive stock option can increase a Participant's alternative minimum tax liability because the difference between the fair market value of the shares of Common Stock acquired and the exercise price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the shares of Common Stock acquired under an incentive stock option. If the disposition occurs more than two years after the grant of the incentive stock option and more than one year after the shares of Common Stock are transferred to the Participant (the "Incentive Stock Option Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from the disposition of the shares of Common Stock less the Participant's tax basis in the shares of Common Stock. A Participant's tax basis in the Common Stock generally is the amount the Participant paid upon exercise of the incentive stock option. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the shares of Common Stock.

     If shares of Common Stock acquired under an incentive stock option are disposed of before the expiration of the Incentive Stock Option Holding Period (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the shares of Common Stock.

     A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the incentive stock option. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the exercise price paid by the Participant.

     The foregoing discussion assumes that the Participant exercises the incentive stock option while the Participant is an employee of the Company or within three months of termination of employment. The three-month period is extended (i) to one year, if the Participant terminates employment as a result of a total and permanent disability and (ii) indefinitely, if the termination is caused by the Participant's death. If the Participant exercises an incentive stock option outside of these time limits, the Participant's tax consequences will be the same as described below for non-qualified stock options.

     FEDERAL INCOME TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS. A Participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price paid by the Participant. A Participant's tax basis in the shares of Common Stock acquired upon the exercise of a non-qualified stock option is the amount paid for the shares of Common Stock plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of shares of Common Stock acquired upon the exercise of a non-qualified stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the shares of Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in the shares of Common Stock.

     The ordinary income a Participant is required to recognize on the exercise of a non-qualified stock option or as the result of Disqualifying Disposition will constitute wages for withholding and employment tax purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold from wages, or obtain payment from the Participant of, the amount of required withholding and employment taxes.

     The foregoing discussion assumes that the Participant pays the exercise price in cash. Special rules apply to a Participant who exercises an incentive stock option or a non-qualified share option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock that the Participant already owns.

     The Company will generally be entitled to claim a federal income tax deduction equal to the amount of ordinary income recognized by a Participant upon exercise of a non-qualified stock option or as the result of Disqualifying Disposition.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT OF AWARDS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2001 GRANTS UNDER THE OPTION PLAN

     The following table sets forth the number of shares of Common Stock underlying stock options granted under the Option Plan in 2001 to (i) each of the Named Executive Officers; (ii) all current executive officers as a group;
(iii) each associate of any of the foregoing individuals; and (iv) all employees, including all current officers who are not executive officers, as a group (excluding options subsequently canceled). The table also states the aggregate value of these options at December 31, 2001 based on the difference between the closing price per share of the Common Stock at that date ($0.60) and the exercise price of the corresponding options.

                                                                        NUMBER OF OPTIONS          AGGREGATE VALUE
NAME OF BENEFICIAL OWNER                                                    HELD (#)              OF OPTIONS($) (1)
------------------------------------------------------------------    ----------------------    ----------------------
Michael Dinkins................................................                    --                    --
John Hamerski..................................................                50,000                    --
Joseph Macaluso................................................                    --                    --
Barbara Monaghan...............................................                    --                    --
Robert Regazzi.................................................                    --                    --
Bernard Tronel.................................................                    --                    --
Georges Andre..................................................                    --                    --
Current executive officers as a group..........................                50,000                    --
All other employees as a group.................................                69,000                    --

----------------

(1) Options with an exercise price greater than $0.600 (the closing price of the Common Stock on December 31, 2001) are considered to have no value for purposes of this table.

     In addition, as described above under "Ten Year Options Repricing," on February 27, 2001, the Company established a voluntary stock option cancel and re-grant program.

BENEFITS OF THE PLAN AMENDMENT

     The Company is unable to determine the dollar value or number of any stock options or other awards that will be received as a result of the Plan Amendment by the Company's executive officers or other officers, directors, employees or consultants who are not executive officers, because awards under the Option Plan are made by the Stock Option Subcommittee on a discretionary basis.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN FROM 1,429,000 TO 1,929,000. IF THE STOCKHOLDERS DO NOT APPROVE THE PLAN AMENDMENT, THE

PLAN AMENDMENT WILL NOT GO INTO EFFECT AND THE BOARD OF DIRECTORS WILL CONSIDER WHETHER TO ADOPT AN ALTERNATIVE ARRANGEMENT BASED ON THE NEEDS OF THE COMPANY.

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2002. Such firm has examined the financial statements of the Company since prior to the Company's initial public offering on February 13, 1998.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

     It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

     A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              SOLICITATION OF PROXY

     The proxy accompanying this Proxy Statement is being solicited on behalf of the Company's Board of Directors. Officers, directors and certain employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Also, the Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies at an estimated cost of $5,000, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger or via the Internet. The Company will pay all of the cost of solicitation of proxies. The Company also will pay persons holding shares of Common Stock in their names or in the name of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals.

                                  MISCELLANEOUS

     It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, the Board of Directors urges you to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your votes can be recorded.

                              STOCKHOLDER PROPOSALS

     The deadline for submission of stockholder proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2003 annual meeting of stockholders is January 22, 2003. Additionally, the Company must receive notice of any stockholder proposal to be submitted at the 2003 annual meeting of stockholders (but not required to be included in our proxy statement) by April 7, 2003, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended December 31, 2001, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

May 22, 2002

                                                                         ANNEX A

                             AUDIT COMMITTEE CHARTER
                             -----------------------

                           STATEMENT OF GENERAL POLICY

                           ---------------------------

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; to review the independence of the outside auditors and the objectivity of the internal auditors and to review the adequacy and reliability of disclosures to stockholders.

     The Committee shall comprise of a minimum of three members all of which are appointed by the Board on the recommendation of the Nominating Committee.

     The Committee will meet at least twice a year with the Chief Financial Officer, the Director of Internal Audits and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee.

     The Committee recognizes that management, internal auditors, and the outside auditors have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements, internal controls or any professional certification as to the outside auditors' work.

     In carrying out its oversight role, the Committee shall have the authority to retain special legal, accounting or other consultants at its discretion and at the Company's expense without permission of the Board or management.

     The Committee is responsible for conducting the following recurring activities:

1. Review and reassess the adequacy of the Charter annually. At any time, the Committee may recommend amendments to this charter and submit amendments for Board approval.

2. Review and discuss the annual audited and quarterly unaudited financial statements with management and the outside auditors. Discuss with the outside auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented.

3. Recommend to the Board whether to include the audited financial statements in the Company's Form 10-K.

4. Review the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

5. Review significant changes in the Company's policies related to risk management, internal controls, accounting and financial reporting and ethical behavior of employees.

6. Review internal reports to remain appraised of material financial exposures and management actions to address issues related to:

     o Internal audit activities and internal and outside auditors' evaluation of internal control;

     o    Exposures, uninsured risks, insurance coverages and premiums;

     o Compliance with Company policies, including the Code of Ethics and Business Conduct, and with federal and state laws; and

     o Legal actions brought against the Company and any liabilities and contingencies, which would jeopardize its financial condition.

7. Select and evaluate the outside auditors' performance and where appropriate, replace the outside auditors subject to approval by the Board and ratified by the stockholders; and review the appointment and replacement of the Director of Internal Audits.

8.   Confirm annually the outside auditors' independence from the Company.

9. Review with the outside auditors the scope of their examination for the succeeding year subsequent to the close of the current year.

10.  Approve fees charged by the outside auditors.

11.  Report minutes of the Audit Committee meetings to the full Board.

12. Review the Company's activities with respect to minimizing any adverse environmental impact of its operations, products and product packaging.

                                                                         ANNEX B

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             1997 STOCK OPTION PLAN

     1. PURPOSES OF PLAN. The purposes of this Plan, which shall be known as the Access Worldwide Communications, Inc. 1997 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Access Worldwide Communications, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Sections 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively, and such Parent and each Subsidiary are referred to herein individually as an "Affiliate" and collectively as "Affiliates") by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends and in attracting other such employees, directors, consultants and individuals.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee appointed by the Compensation Committee, as hereinafter provided (the committee or subcommittee administering the Plan is hereinafter referred to as the "Committee"). For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

     The Committee shall consist of not fewer than two members of the Board of Directors. Unless otherwise determined by the Board of Directors, all members of the Board of Directors who serve on the Committee shall be "Non- Employee Directors" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and "outside directors" as defined in Treasury Regulation (S) 1.162-27(e)(3). The Compensation Committee shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

     3. STOCK AVAILABLE FOR OPTIONS. There shall be available for options under the Plan a total of 1,929,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 150,000 shares.

     4. ELIGIBILITY. Options under the Plan may be granted to key employees of the Company or any Affiliate, including officers or directors of the Company or any Affiliate, and to consultants and other individuals providing services to the Company or any Affiliate (each such grantee, an "Optionee"). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and its Affiliates. Service as an employee, director, officer or consultant of or to the Company or any Affiliate shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Affiliate.

     5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

            (a) OPTION PRICE. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall not be less than the Market Value (as defined in Section 5(c) hereof) per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

            (b) OPTION PERIOD. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

            (c) EXERCISE OF OPTIONS. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee having an aggregate Market Value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the Market Value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price reported on the NASDAQ SmallCap Market on such date, or the average of the closing high bid and low asked prices in the over-the-counter market on such date, whichever is applicable, or if there are no such prices reported on NASDAQ or in the over-the-counter market on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

            (d) EFFECT OF TERMINATION OF EMPLOYMENT. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Affiliate, except in the following circumstances:

                    (i) If the Optionee's employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any Affiliate, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

                    (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

                    (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

     In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate his employment at any time.

            (e) LIMITATION ON TRANSFERABILITY OF OPTIONS. Except as provided in this Section 5(e), during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him and no option shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that during the lifetime of an Optionee, options held by such Optionee may be transferred to or for the benefit of a member of his immediate family or to a charitable organization exempt from income tax under
Section 501(c)(3) of the Code. For purposes hereof, the term "immediate family" of an Optionee shall mean such Optionee's spouse and children (both natural and adoptive), and the direct lineal descendants of his children.

            (f) ADJUSTMENTS FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both, and, in the case of a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange therefor shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or such other corporation.

            (g) ACCELERATION OF EXERCISABILITY OF OPTIONS UPON OCCURRENCE OF CERTAIN EVENTS. The Committee may, in its discretion, provide in the case of any option granted under the Plan that, in connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, such option shall become exercisable in full or part, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause
(i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

            (h) REGISTRATION, LISTING AND QUALIFICATION OF SHARES OF STOCK. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

            (i) OTHER TERMS AND CONDITIONS. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

     6. ADDITIONAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of
Section 422 of the Code; provided, however, that (a) the aggregate Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than 110% of the Market Value per share on the date of grant and (c) Section 5(d)(ii) hereof shall not apply to any incentive stock option.

     7. AMENDMENT AND TERMINATION. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after May 1, 2007; provided, however, that the Board of Directors may at any time prior to that date terminate the

Plan. The Board of Directors may at any time amend the Plan or any outstanding options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

     8. STOCKHOLDER APPROVAL OF PLAN. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Company's state of incorporation, and no option granted hereunder shall be exercisable prior to such approval.

     9. WITHHOLDING. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary, transferee or person entitled to act under Sections 5(d) or 5(e) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

     10. ISSUANCE OF CERTIFICATES; LEGENDS. The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon the exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

     11. OTHER ACTIONS. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

--------------------------------------------------------------------------------
                     ACCESS WORLDWIDE COMMUNICATIONS, INC.

              PROXY - ANNUAL MEETING OF STOCKHOLDERS - JULY 2, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint John Hamerski and Richard Lyew, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held July 2, 2002, at 11:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

                (Continued and to be Completed on Reverse Side.)

--------------------------------------------------------------------------------

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 2, 2002

                        PLEASE MARK, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

               | Please Detach and Mail in the Envelope Provided |

A [X] Please mark your
      votes as in this
      example.
                               WITHHOLD
                               AUTHORITY
                               to vote for
                      FOR      nominees listed
                                                 Nominees:    Liam S. Donohue
1.    Election of     [ ]           [ ]                       Lee H. Edelstein
      Directors.                                              Shawkat Raslan
                                                              Charles Henri Weil
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR AN INDIVIDUAL NOMINEE, WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2. Approve an Amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock available for grant thereunder from 1,429,000 to 1,929,000.

                      FOR       AGAINST          ABSTAIN
                      [ ]         [ ]              [ ]

3. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

                      FOR       AGAINST          ABSTAIN
                      [ ]         [ ]              [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      FOR       AGAINST          ABSTAIN
                      [ ]         [ ]              [ ]

The Board of Directors recommends a vote "FOR" each Item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED AND AT THE DISCRETION OF THE PERSON NAMED IN THIS PROXY AS TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here                           (L.S.)            Dated
                         -------------------------        ----------       -----

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and corporate and other representatives should so indicate when signing and when more than one is named, a majority should sign.


                                       2